UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

DATE OF REPORT (Date of earliest event reported): AUGUST 4, 2008

000-15701

(Commission file number)

NATURAL ALTERNATIVES INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	84-1007839
(State of incorporation)	(IRS Employer Identification No.)

1185 Linda Vista Drive San Marcos, California 92078	(760) 744-7340
(Address of principal executive offices)	(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On August 4, 2008, Real Health Laboratories, Inc. (“RHL”), a California corporation and wholly owned subsidiary of Natural Alternatives International, Inc. (“NAI”), entered into an Asset Purchase Agreement with Miles Kimball Company (“Buyer”) for the sale of RHL’s assets related to its catalog and internet business conducted under the name “As We Change.” The sale closed on August 4, 2008 for a cash purchase price of $2,000,000. The purchase price is subject to certain post-closing adjustments based on a final accounting of the value of the assets sold to and the liabilities assumed by the Buyer at the closing.

The foregoing description of the Asset Purchase Agreement does not purport to be complete and is qualified in its entirety by the Asset Purchase Agreement attached hereto as Exhibit 10.1, which is incorporated herein by reference.

Item 2.01	Completion of Acquisition or Disposition of Assets

The information provided in Item 1.01 above is hereby incorporated by reference into this Item 2.01.

Item 2.02	Results of Operations and Financial Condition

On August 5, 2008, NAI issued a press release announcing revenues for its fourth quarter ended June 30, 2008. A copy of this press release is attached hereto as Exhibit 99.1.

The information in this report furnished pursuant to this Item 2.02 and the press release exhibited hereto shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of such Section 18. The information in this report shall not be incorporated by reference into any filing of the registrant with the United States Securities and Exchange Commission, whether made before or after the date hereof, regardless of any general incorporation language in such filings.

Item 2.05	Costs Associated with Exit or Disposal Activities

As a result of the sale of RHL’s “As We Change” business described in Item 1.01 above, RHL currently plans to terminate approximately 30 employees that supported, either directly or indirectly, the “As We Change” business. The terminations are expected to be substantially completed by September 30, 2008. NAI estimates that it will incur approximately $200,000 to $275,000 in severance and related payroll costs as a result of this action.

Item 9.01	Financial Statements and Exhibits

(b)	Pro forma financial information.

As of the last business day of its most recent second fiscal quarter, NAI met the requirements of a smaller reporting company. As a result, pursuant to Rule 8-05 of Regulation S-X, no pro forma financial information related to the sale of the “As We Change” business described in Item 1.01 is presented.

(d)	Exhibits.

10.1	Asset Purchase Agreement by and between RHL and Miles Kimball Company dated August 4, 2008.

99.1	Press Release dated August 5, 2008 of NAI.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Natural Alternatives International, Inc.

Date: August 8, 2008	By:	/s/ Randell Weaver
Randell Weaver
President